UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2017

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 17, 2017, ARRIS International plc (the “Company”), ARRIS Group, Inc. (“ARRIS”), ARRIS Enterprises LLC, and certain ARRIS subsidiaries, as borrowers, and Bank of America, N.A., as administrative agent, swing line lender and L/C lender and the other lender parties thereto entered into that certain Third Amendment and Consent (the “Amendment”) to the Credit Agreement dated as of March 27, 2013, as amended and restated as of June 18, 2015 (the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”). Pursuant to the Amendment, ARRIS (i) incurred “Refinancing Term A Loans” of $391 million, (ii) incurred “Refinancing Term A-1 Loans” of $1,250 million, and (iii) obtained a “Refinancing Revolving Credit Facility” of $500 million (together with the Refinancing Term A Loans and the Refinancing Term A-1 Loans, the “Refinancing Facilities”), the proceeds of which were used to refinance in full the existing Term A Loans, the existing Term A-1 Loans and the existing Revolving Credit Loans outstanding under the Credit Agreement immediately prior to the effectiveness of the Amendment. The existing Term B Loans were not refinanced and remain outstanding.

The Amendment extends the maturity date of the Refinancing Facilities to October 17, 2022. The Term Loan B Facility maturity date is unchanged and is April 26, 2024. Pursuant to the Amendment, the Company is subject to a minimum consolidated interest coverage ratio test, which is unchanged from the Credit Agreement. In addition, the Company is subject to a maximum consolidated net leverage ratio test of not more than 4.0:1.0, subject to a step-down to 3.75:1.00 commencing with the fiscal quarter ending March 31, 2019. The amount of unrestricted cash used to offset indebtedness in the calculation of the consolidated net leverage ratio was also increased from $200 million to $500 million. The interest rates under the Refinancing Facilities are unchanged.

Borrowings under the Amended Credit Agreement are secured by first priority liens on substantially all of the assets of the Company and certain of its present and future subsidiaries who are or become parties to, or guarantors under, the Amended Credit Agreement. The Amended Credit Agreement contains usual and customary limitations on indebtedness, liens, restricted payments, acquisitions and asset sales in the form of affirmative, negative and financial covenants, which are customary for financings of this type. The Amended Credit Agreement provides terms for mandatory prepayments and optional prepayments and commitment reductions. The Amended Credit Agreement also includes events of default, which are customary for facilities of this type (with customary grace periods, as applicable), including provisions under which, upon the occurrence of an event of default, all amounts outstanding under the credit facilities may be accelerated.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 17, 2017, the Company entered into the Amendment as described under Item 1.01 above. The description of the Amendment set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment and Consent to Amended and Restated Credit Agreement, dated as of October 17, 2017, among ARRIS International plc, ARRIS Group, Inc., ARRIS Enterprises LLC, and certain subsidiaries, as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other lender parties thereto, and the joint lead arrangers and joint bookrunners thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: October 19, 2017